UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
In connection with certain events described more fully in Item 5.02 below, SafeNet, Inc. (the “Company”) entered into an agreement with Anthony A. Caputo under which Mr. Caputo agreed to resign from all positions held with the Company, effective October 17, 2006. Mr. Caputo will remain an employee of the Company until December 31, 2006, in order to aid the transition to new management, and through that date, Mr. Caputo will be entitled to his base salary, certain employee benefits, accrued vacation and life insurance benefits. Under the agreement, the Personnel Committee of the Board of Directors (the “Board”) will have until March 29, 2007, to advise Mr. Caputo of whether, for the purposes of his employment agreement, his termination should be treated as having been for “cause” or whether Mr. Caputo had “good reason” to terminate his employment. Until the Personnel Committee has made such determination, Mr. Caputo has agreed not to exercise any stock options with regard to which the Company will have changed the measurement date such that there is an accounting charge, except those options granted on January 1, 2000. Pursuant to the agreement, Mr. Caputo, the special committee of the Board (described in Item 5.02 below) and the Personnel Committee will attempt to reach agreement on any amount to be paid or repaid to the Company by Mr. Caputo and any amount to be paid to Mr. Caputo by the Company in connection with Mr. Caputo’s employment agreement and with respect to any actual or potential claims arising out of the process of granting stock options and the accounting for and disclosure of such options. The agreement between Mr. Caputo and the Company is attached hereto as Exhibit 10.1 and incorporated herein by reference.
In connection with certain events described more fully in Item 5.02 below, the Company entered into an agreement with Carole Argo under which Ms. Argo agreed to resign from all positions held with the Company, effective October 17, 2006. Ms. Argo will remain an employee of the Company until December 31, 2006, in order to aid the transition to new management, and through that date, Ms. Argo will be entitled to her base salary, use of her automobile, certain employee benefits, disability and life insurance and accrued vacation. Under the agreement, the Personnel Committee of the Board will have until March 29, 2007, to advise Ms. Argo of whether, for the purposes of her employment agreement, her termination should be treated as having been for “cause.” Until the Personnel Committee has made such determination, Ms. Argo has agreed not to exercise any stock options, except that she may exercise options granted on January 1, 2000, and, under certain circumstances, options for which the Company does not take a compensation charge. Pursuant to the agreement, Ms. Argo, the special committee of the Board (described in Item 5.02 below) and the Personnel Committee will attempt to reach agreement on any amount to be paid or repaid to the Company by Ms. Argo and any amount to be paid to Ms. Argo by the Company in connection with Ms. Argo’s employment agreement and with respect to any actual or potential claims arising out of the process of granting stock options and the accounting for and disclosure of such options. The agreement between Ms. Argo and the Company is attached hereto as Exhibit 10.2 and incorporated herein by reference.
See also the descriptions of employment agreements for Messrs. Straub, Fedde and Frederick under Item 5.02 below.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On October 16, 2006, the Company received a purported notice of acceleration (the “Notice of Acceleration”) from Citibank, N.A., as trustee (the “Trustee”) under the Indenture dated December 13, 2005, by and between the Trustee and the Company (the “Indenture”), relating to the issuance of the Company’s 2 1/2% Convertible Subordinated Notes Due 2010 (the “Notes”).
As previously discussed on the Company’s Form 8-K dated August 18, 2006, the Company received a purported notice of default from the Trustee on August 14, 2006. In the notice of default, the Trustee claimed that the notice was delivered at the request of holders of at least 25% of the aggregate outstanding principal amount of the Notes and alleged that a default had occurred under the Notes when the Company did not file its Form 10-Q for the period ended June 30, 2006. The purported notice of default demanded that the Company cure such alleged default within sixty (60) days from the receipt of such notice of default.

The Notice of Acceleration asserts that the Company has not cured the above-mentioned default within sixty (60) days from the receipt of the notice of default and purports to declare all amounts under the Notes immediately due and payable. The Company believes that there are substantial grounds for contesting the Notice of Acceleration and the notice of default but that the contest would be costly and the outcome uncertain. Therefore, the Company will pay the holders of the Notes all principal and accrued and unpaid interest on the outstanding Notes as soon as practically possible.
The outstanding principal amount of the Notes is $250 million, and under the terms of the Notes, interest accrues at a rate of 2.5% per annum and is payable semiannually on June 15 and December 15 of each year.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
As previously disclosed on June 2, 2006, the Board has appointed a special committee of the Board to investigate the Company’s stock option granting practices. The special committee has retained independent counsel and forensic accountants to assist in its investigation, which is currently in progress. In addition, the Company has retained an international professional services firm to assist the Company in a review of the Company’s accounting for stock option grants. The management changes described below are the result of the special committee’s ongoing investigation.
Anthony A. Caputo, who served as Chairman of the Board and as Chief Executive Officer, has resigned. Carole Argo has also resigned from her position as President, Chief Operating Officer and acting Chief Financial Officer. The resignations are effective as of October 17, 2006, but both Mr. Caputo and Ms. Argo have agreed to remain available to the Company through the end of the year in order to assist in the transition to new management.
Walter W. Straub, age 63, has been appointed Chairman of the Board and interim Chief Executive Officer, effective October 18, 2006. Mr. Straub will serve as Chief Executive Officer until the Board, which plans to engage an executive search firm to aid in the task, has identified a permanent Chief Executive Officer. Mr. Straub has served as a director of the Company since March 2004.
A co-founder of Rainbow Technologies, Inc., Mr. Straub was a director of Rainbow from its inception in 1982 until the consummation of the merger of the Company and Rainbow in March 2004 and served as President and Chief Executive Officer of Rainbow from 1983 through March 2004. Since 1989, Mr. Straub has served as director of CAM Commerce Solutions, Inc. (NASDAQ: CADA), a manufacturer of computerized point of sale and inventory management systems. Mr. Straub received a BSEE and an MBA in Finance from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University.
In connection with his appointment as Chief Executive Officer, Mr. Straub entered into an employment agreement with the Company, under which he will be entitled to annual base compensation of $450,000. In addition, Mr. Straub will be eligible to earn a bonus of no less than 50% of the amount of his base compensation if the Company meets certain objectives specified by the Compensation Committee of the Board as well as such other incentive compensation as the Compensation Committee may determine. Mr. Straub will receive, as soon as administratively feasible after the date of the employment agreement, an option to purchase 50,000 shares of the Company’s common stock, which option will vest immediately. If the Company terminates Mr. Straub’s employment without “cause” or Mr. Straub terminates for “good reason,” he will be entitled to salary and incentive compensation through the termination date as well as his salary through the remainder of the employment period specified in the employment agreement. Mr. Straub’s employment agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.
Chris Fedde, age 55, has been appointed President and Chief Operating Officer, effective October 18, 2006. Mr. Fedde will serve on an “at will” basis for an initial term of three years. Mr. Fedde currently serves as Senior Vice President and General Manager of the Company’s Enterprise Security Division and will continue in these positions after assuming his new responsibilities.
Mr. Fedde joined SafeNet in February 2001 as the Director of Corporate Product Management and Business Development. Since Mr. Fedde joined SafeNet, he has been a key contributor to building the company’s security presence in the Federal Government and the financial community. Prior to coming to SafeNet, Mr. Fedde was Director of Secure Products at Harris Corporation, where he started the security business and led its growth into a business unit. Mr. Fedde was responsible for the general management of the custom ASIC security business and turnkey secure systems and managed the business development and engineering departments. The business was particularly successful with customers requiring very high levels of security, including the U.S. Government. Before his employment at Harris, Mr. Fedde was the Engineering Manager at Motorola, developing wireless two-way products for the global markets. Mr. Fedde received a BSEE degree from the University of Iowa.

Mr. Fedde has entered into an employment agreement with the Company, under which he will be entitled to annual base compensation of $250,000, subject to annual review. In addition, Mr. Fedde will be eligible to earn a bonus of no less than 80% of the amount of his base compensation if the Company meets certain sales and other objectives specified by the Chief Executive Officer as well as such other incentive compensation as the Compensation Committee of the Board may determine. For the first three calendar quarters of 2006, the Compensation Committee has agreed that Mr. Fedde shall be entitled to incentive compensation of not less than 75% of his earnings over such period. If the Company terminates Mr. Fedde’s employment without “cause” or Mr. Fedde terminates for “good reason,” he will be entitled to salary and incentive compensation through the termination date, any stock options held by Mr. Fedde will vest and become exercisable on the termination date and Mr. Fedde will be entitled to the lesser of $250,000 or the balance of his salary for the remainder of the employment period. If such termination occurs within one year following a change of control, Mr. Fedde may receive, in lieu of the severance payments described above, his base salary then in effect multiplied by two and his incentive compensation for the fiscal year in which the termination occurs multiplied by two. In addition, if a change of control occurs, all of Mr. Fedde’s stock options will vest and become exercisable upon such change of control, and if such change of control occurs within one year of the effective date of the employment agreement, Mr. Fedde will be entitled to an amount equal to his base salary for 2007. If Mr. Fedde is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986 on any severance payments or payments made in connection with a change of control, the Company is obligated to pay him an additional amount to place him in the same after-tax position as he would have been in had the excise tax not applied. Mr. Fedde’s employment agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.
John W. Frederick, age 42, has been appointed Senior Vice President and Chief Accounting Officer and interim Chief Financial Officer, effective October 18, 2006. Mr. Frederick will serve on an “at will” basis for an initial term of three years. Mr. Frederick joined the Company in June 2006 as Vice President and Worldwide Controller for the Company, and he will vacate these positions in connection with the aforementioned appointments.
Prior to joining the Company, Mr. Frederick held the positions of Vice President and Corporate Controller for Arby’s Restaurant Group, where he worked for approximately two years. Previously, during 2004, Mr. Frederick served as Executive Vice President and Chief Administrative Officer of Brown Jordan International. From 2003 to 2004 he was Chief Financial Officer of Legrand North America. Mr. Frederick served as a senior financial officer of Sunbeam Corporation, between 1998 and 2003, most recently as Senior Vice President Finance and Corporate Controller where his responsibilities included accounting and control environment remediation, SEC and lender financial reporting, business planning, internal audit and technical accounting. His previous experience includes positions at Time Warner Six Flags, The Black & Decker Corporation and Coopers & Lybrand.
Mr. Frederick has entered into an employment agreement with the Company, under which he will be entitled to annual base compensation of $265,000, subject to annual review. In addition, Mr. Frederick will be eligible to earn a bonus of no less than 50% of the amount of his base compensation if the Company meets certain sales and other objectives specified by the Chief Executive Officer as well as such other incentive compensation as the Compensation Committee of the Board may determine. Mr. Frederick will receive, as soon as administratively feasible after the date of the employment agreement, an option to purchase 40,000 shares of the Company’s common stock, which option will vest over a period of four years. If Mr. Frederick terminates his employment other than for “good reason” he will be entitled to receive his salary and vacation through the termination date plus an amount equal to one-half of his annual base salary then in effect. If the Company terminates Mr. Frederick’s employment without “cause” or Mr. Frederick terminates for “good reason,” he will be entitled to salary, vacation and incentive compensation through the termination date, any stock options held by Mr. Frederick will vest on the termination date and remain exercisable for as long as three years and Mr. Frederick will be entitled to an amount equal to his annual base salary as then in effect. If such termination occurs within two years following a change of control, Mr. Frederick may receive, in lieu of the severance payments described above, his base salary then in effect multiplied by three and his target incentive compensation for the fiscal year in which the termination occurs multiplied by three. In addition, if a change of control occurs, Mr. Frederick shall be offered the position of Chief Financial Officer of the Company or will be deemed to have “good reason” to terminate his employment, and if such change of control occurs within two years of the effective date of the employment agreement, Mr. Frederick will be entitled to a lump sum bonus of $150,000. If Mr. Frederick is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986 on any severance payments or payments made in connection with a change of control, the Company is obligated to pay him an additional amount to place him in the same after-tax position as he would have been in had the excise tax not applied. Mr. Frederick’s employment agreement is attached hereto as Exhibit 10.5 and incorporated herein by reference.

On October 18, 2006, the Company issued a press release announcing the matters described in this Item 5.02. The press release is attached hereto as Exhibit 99.1.
Item 8.01. Other Events.
On October 17, 2006, the Company entered into employment agreements with Prakash Panjwani and Philip Saunders. Mr. Panjwani will serve as Senior Vice President of Embedded Division, and Mr. Saunders will be Senior Vice President of Worldwide Sales. Mr. Panjwani’s employment agreement is attached hereto as Exhibit 99.2, and Mr. Saunders’ employment agreement is attached hereto as Exhibit 99.3.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Agreement between Anthony A. Caputo and the Company, dated as of October 17, 2006.

10.2	Agreement between Carole Argo and the Company, dated as of October 17, 2006.

10.3	Employment Agreement between Walter W. Straub and the Company, dated as of October 17, 2006.

10.4	Employment Agreement between Chris Fedde and the Company, dated as of October 17, 2006.

10.5	Employment Agreement between John W. Frederick and the Company, dated as of October 17, 2006.

99.1	Press release, dated as of October 18, 2006.

99.2	Employment Agreement between Prakash Panjwani and the Company, dated as of October 17, 2006.

99.3	Employment Agreement between Philip Saunders and the Company, dated as of October 17, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 20, 2006

SAFENET, INC. (Registrant)

By:	/s/ Walter W. Straub

	Name:	Walter W. Straub,
	Title:	Chairman and
Chief Executive Officer